Exhibit 23(p)(21)
NATIONWIDE ASSET MANAGEMENT, LLC
CODE OF ETHICS & INSIDER TRADING POLICY
          Nationwide Asset Management, LLC (“NWAM”) has voluntarily adopted this Code of Ethics & Insider Trading Policy (“Policy”). This Policy prohibits employees of NWAM and certain employees of other business units or staff offices in connection with the purchase or sale by such persons of securities held or to be acquired by any Client (defined below):
1.	to employ any device, scheme or artifice to defraud any Client;

2.	To make to any Client an untrue statement of a material fact or omit to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any Client; or

4.	to engage in a manipulative practice with respect to any Client.
          While affirming its confidence in the integrity and good faith of all of its officers and employees as well as those employees who support its business activities, NWAM recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Policy is designed to prevent conduct that could create an actual or potential conflict of interest with any NWAM Client.
A. DEFINITIONS
1)	“Access Person” shall mean:
(a)	any officer or director of NWAM;

(b)	any employee of NWAM;

(c)	any employee of Nationwide Mutual Insurance Company’s Office of Investments

(d)	any employee in the Nationwide Investment Accounting Department, Office of Treasury or Office of General Counsel, as determined by the Compliance Office, who as a part of his or her regular functions or duties, receives information about Covered Securities of a Client;

(e)	any employee of the Compliance Office who as part of his or her regular functions or duties pre-clears daily trade requests of Access Persons, performs the reporting requirements pursuant to this Policy, or both; or

(f)	any employee of the Compliance Office who, in connection with his or her regular functions or duties, makes, participates in, has access to, or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.
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(g)	any other person that the Chief Compliance Officer (“CCO”) determines to be an Access Person.

Notwithstanding anything set forth in this Policy, “Access Person” does not include (i) employees of Nationwide Realty Investors, Ltd. or (ii) any person who the CCO determines to be an Exempt-Access Person. Unless otherwise stated, the term “Access Person” includes, without limitation, Investment Personnel as defined herein.
2)	“Act” shall mean the Investment Company Act of 1940, as amended.

3)	“Advisory Person” means:
(a)	any employee of NWAM (or of any company in a control relationship to NWAM) who, in connection with his or her regular functions or duties, makes, participates in, has access to or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or

(b)	any natural person in a control relationship to NWAM who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.
4)	“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is considered a “beneficial owner” as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has or shares the opportunity, directly or indirectly, to profit from a transaction in Covered Securities.

Without limiting the scope of “beneficial ownership,” a person is normally regarded as the beneficial owner of Covered Securities with respect to:
(a)	Covered Securities held by the individual or by one or more members of the individual’s immediate family sharing the same household (including, but not limited to, a spouse, domestic partner, minor child, or other relative);

(b)	The person’s interest in Covered Securities held in a discretionary or trust account; or

(c)	The person’s right to acquire equity Covered Securities through the exercise or conversion of stock options, warrants or convertible debt, whether or not presently exercisable; or

(d)	All other Covered Securities held in any other account for which the person has investment discretion or authority.
5)	“Chief Compliance Officer” or “CCO” means the Chief Compliance Officer of NWAM or the CCO’s designee, as applicable.

6)	“Client” shall mean all entities that have signed investment management agreements with NWAM.

7)	“Compliance Office” shall mean the NWAM Office of Compliance or any other designated office authorized to conduct pre-clearance requests and perform the reporting requirements pursuant to this Policy.

8)	“Control” shall have the same meaning as set forth in Section 2(a)(9) of the Act.

9)	“Covered Person” means any Access Person or Exempt-Access Person.

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10)	“Covered Security” shall mean any security as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, (other than Reportable Funds as defined in A(20)) and shares of unit investment trusts that are exclusively invested in one or more open-end Funds that are not Reportable Funds.

11)	“Exempt-Access Persons.” NWAM’s officers, directors, employees and other related persons are presumed to be Access Persons for purposes of the Rules. However, certain persons, such as certain officers, directors or other persons, such as temporary employees, often do not have actual access to investment or portfolio information or participate in the recommendation process.

Where the CCO has determined that the relevant director, officer, employee or temporary employee: (i) does not meet the definition of Advisory Person; (ii) does not otherwise have access to nonpublic information with respect to client holdings, transactions or securities recommendations; and (iii) is not involved in the recommendation process, the CCO may determine to treat such person as an “Exempt-Access Person” for purposes of this Insider Trading Policy.

Exempt-Access Persons must, prior to being so designated and at least annually thereafter, certify to the CCO, in the form attached as Exhibit H, as to the relevant facts and circumstances that formed the basis of the CCO’s above-described determination.

12)	“Fund” shall mean an investment company registered under the Act.

13)	“Investment Personnel” shall mean any Portfolio Manager as well as any other Access Person who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Client’s purchase or sale of securities or has oversight responsibility for such persons (including, without limitation, analysts providing information and advice to Portfolio Managers or persons effecting the execution of a Portfolio Managers’ decisions).

14)	“IPO” shall mean an initial public offering, which is the first sale of stock by a private company to the public.

15)	“Policy” shall mean this Insider Trading Policy as adopted by NWAM.

16)	“Market Timing” shall mean the purchasing and selling of Fund shares on a short-term basis and in a manner that is contrary to the policy of the Fund as disclosed in its then-current prospectus.

17)	“NASD” shall mean the National Association of Securities Dealers.

18)	“NWAM” shall mean Nationwide Asset Management, LLC.

19)	“Portfolio Manager(s)” shall mean those Access Persons who, in connection with their regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

20)	“Principal Underwriter” shall have the meaning set forth in Section 2(a)(2) of the Act.

21)	“Purchase or sale of a Covered Security” shall include, in addition to the obvious purchase or sale and among other things, the writing of an option to purchase or sell a Covered Security.

22)	“Reportable Fund” shall mean:

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(a)	any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust (each a “Trust” and collectively the “Trusts”);

(b)	any Fund for which Nationwide Asset Management, LLC serves as an investment adviser {, or

(c)	any Fund whose investment adviser (including sub-advisers) or Principal Underwriter controls, is controlled by, or is under common control with Nationwide Mutual Insurance Company or Nationwide Fund Advisors.
23)	“Reporting Person” means any Access Person and any Exempt-Access Person.

24)	“Rules” shall mean Rule 17j-1 under the Act and Rule 204A-1 under the Advisers Act.

25)	“Security held or to be acquired” by a Client shall mean any Covered Security which, within the most recent fifteen (15) calendar days:
(a)	is or has been held by a Client;

(b)	is being or has been considered for purchase by a Client; or

(c)	any option to purchase or sell any Covered Security that is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.
23)	“Trust” shall mean any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust.
B. STATEMENT OF GENERAL PRINCIPLES AND STANDARD OF CONDUCT
               It is the duty of all Covered Persons to place the interests of NWAM’s Clients first at all times. Consistent with that duty, all Covered Persons of NWAM must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Policy; (2) avoid any actual or potential conflict of personal interest with the interests of NWAM’s Clients; (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility; (4) safeguard material non-public information about Client transactions including disclosure of portfolio holdings; and (5) comply with all federal and applicable state securities laws.
               NWAM’s commitment to integrity and ethical behavior remains constant. Covered Persons, every day, must reflect the highest standards of professional conduct and personal integrity. Good judgment and the desire to do what is right are the foundation of the reputation of NWAM.
               Any situation that may create, or even appear to create, a conflict between personal interests and the interest of NWAM or its Clients must be avoided. It is essential to disclose any questionable situations to the Compliance Office as soon as such situation arises.
               This Policy applies to transactions in Covered Securities for personal accounts of all Covered Persons and any other accounts in which they have any beneficial ownership. It imposes certain investment restrictions and prohibitions and requires the reports set forth below. Some Covered Persons may find themselves “frozen” in a position if they become aware of material non-public

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information or if a Client is active in a given Covered Security. NWAM will not bear any losses in personal or beneficially owned accounts resulting from the implementation of any portion of this Policy.
               To the extent that NWAM employees perform investment advisory services on behalf of other affiliated investment advisors, such employees are also subject to the codes of ethics and trading policies adopted by any such advisors.
C. GENERAL PROHIBITIONS
1)	All Covered Persons of NWAM shall keep all information pertaining to Clients’ portfolio transactions and holdings confidential. No person with access to Covered Securities holdings, recommendations or pending securities transactions and holdings should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances that would disclose this information to anyone who would not have access to such information in the normal course of events.

2)	No Covered Person shall use information concerning prospective or actual portfolio transactions in any manner that might prove detrimental to the interests of a Client.

3)	No Covered Person shall purchase, sell, or exchange shares of any series of a Fund while in possession of material non-public information concerning the portfolio holdings of any series of the Fund.

4)	No Covered Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Covered Person.

5)	No Covered Person shall selectively disclose “non-public” information concerning the portfolio holdings of any Client to anyone who does not have a legitimate business need for such information.

6)	No Covered Person shall engage in any act, practice, or course of conduct that would violate the provisions of the Rules.

7)	No Covered Person shall engage in, or help others engage in, market timing in the series of the Trusts, or any other shares of Funds that have a policy against market timing. This prohibition does not apply to short-term transactions in money market funds, unless these transactions are part of a market timing strategy of other Funds, nor does it apply to contributions to a 401(k) program or an automatic reinvestment program. However, this prohibition does apply to internal transfers within a 401(k) program to the extent such transactions violate a Fund’s policy against market timing. Any profits derived by a Covered Person as a result of such impermissible market timing may be subject to disgorgement at the discretion of the CCO.

8)	No Covered Person shall engage in, or help others engage in, late trading of Funds for any purpose. Late trading is defined as entering or canceling any buy, sell, transfer, or change order after the close of the regular trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time) or such other time designated in a Fund’s prospectus as the timing of calculation of the Fund’s net asset value.
D. PERSONAL TRADING RESTRICTIONS
1)	Short Selling and Margin Trading

Access Persons are not permitted to enter into short sales or trade on margin.

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2)	Initial Public Offerings

Access Persons are generally prohibited from acquiring any Covered Security in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain circumstances. Examples of such circumstances include a conversion offering (as described in NASD’s Rule 2790-Restrictions on the Purchase and Sale of IPOs of Equity Securities) or similar issuer directed share programs generally consistent with recent rulings and interpretations issued by the NASD. In approving any such request, the onus for substantiating and documenting compliance with this Policy rests on the individual seeking approval. Notwithstanding submission of substantiating documentation, approval for participation in an IPO may be withheld if the Compliance Office believes that an actual or potential conflict of interest exists with respect to any Client. Approval to invest in an IPO shall be valid for a period of time stated in the approval, but may be withdrawn at any time prior to the Access Person’s purchase in an IPO.

3)	Private Placements

Access Persons investing in private placements of any kind must obtain written prior approval from the Compliance Office. In determining whether to grant such prior approval, the Compliance Office shall determine (among other factors) whether the investment opportunity should be reserved for a Client(s), and whether the opportunity is being offered to the individual by virtue of his or her position with NWAM. Any Access Persons who have been authorized to acquire Covered Securities in a private placement must disclose such investment when he or she is involved in any subsequent consideration of an investment by a Client in that issuer. In such circumstances, the appropriate Access Person(s) with no personal interest in the particular issuer shall independently review the Client’s decision to purchase that issuer’s Covered Securities.

All Access Persons requesting private placement approval must complete a Private Placement Approval Request Form and submit the form with supporting documentation to the Compliance Office. Approval to invest in a private placement shall be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person’s purchase in the private placement.

Access Persons are not permitted to invest in any private placement in which any Client of NWAM is also invested.

New Access Persons must disclose pre-existing private placement securities on their Initial Holdings Report, and must complete and return to the Compliance Office, the Private Placement Approval Request Form for review by the Compliance Office. Access Persons may be required to liquidate/terminate their investment in a private placement if deemed by the Compliance Office to be a conflict of interest.

For the avoidance of doubt, a private placement includes any raising of capital via the private market that is not registered with organizations such as the SEC because a public offering is not involved. Examples might include, without limitation, investments in limited partnerships (LP interests), limited liability companies (LLC membership interests), hedge funds or small corporations (shares of stock).

4)	Covered Securities Subject to an Embargo

Access Persons are not permitted to deal in any Covered Security upon which for any reason NWAM has placed an embargo.

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5)	Pre-clearance

Access Persons, including Investment Personnel, are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(10) and transactions in Reportable Funds) with the Compliance Office.

Requests for pre-clearance should be made through the Star Compliance System and shall include, among other things, the type of transaction (e.g., buy or sell), the security name, the security symbol/CUSIP, the number of shares (or investment amount), the brokerage account name, and the account number. Transactions shall not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders. If for any reason the trade is not executed by 4 p.m. on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

6)	Options Trading

Access Persons are not permitted to buy naked put options, sell naked call options or sell put options.

7)	Transactions in NFS

Transactions involving any type of NFS security, other than restricted stock, must obtain pre-clearance under this policy as well as through the Office of General Counsel prior to executing the trade.

8)	30 Day Holding Period

All Access Persons must maintain any position in a Reportable Fund, with the exception of money market funds, for at least thirty (30) calendar days before they can be sold or exchanged. Exceptions to this policy will be considered in hardship situations, but must be approved in writing, in advance by the Compliance Office.

Additionally, Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. Investment Personnel are responsible for monitoring their own trading activities to comply with the 30-Day Holding Period requirement. Any violation of the foregoing restriction may result in disgorgement of all profits from the transactions, as well as, other possible sanctions. For purposes of this section, calculation of profits will be based on a “last-in, first-out” (LIFO) basis.

9)	Blackout Period
(a)	Same Day

Access Persons are prohibited from executing any personal Covered Securities transaction, excluding transactions in Reportable Funds, on a day when a Client has a pending buy or sell order in that same Covered Security.

(b)	Seven Day

All Investment Personnel are prohibited from executing any personal Covered Securities transactions,

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excluding transactions in Reportable Funds, within seven (7) calendar days before or after the day any Client advised by NWAM trades in that Covered Security.

(c)	Trades made in violation of the blackout periods of Sections 7(a) and (b) should be unwound, if possible. Otherwise, any violation of the foregoing restrictions may result in disgorgement of all profits realized from the transactions, as well as other possible sanctions.
10)	Exempted Transactions

The prohibitions of Sections (D)(5) Pre-Clearance, (D)(8) 30 Day Holding Period, and (D)(9) Blackout Period of this Policy shall not apply to:
(a)	purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence, control, or investment discretion or authority;

(b)	purchases or sales which are non-volitional[1] on the part of the Access Person, Investment Personnel, or a Client;

(c)	subsequent purchases which are made through an automatic dividend reinvestment or automatic direct purchase plan;

(d)	purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(e)	purchases or sales effected by NWAM on behalf of a hedge fund or other Client accounts managed by NWAM;

(f)	sales of vested executive restricted NFS stock; or

(g)	purchases or sales of the securities listed on Exhibit D of this Policy.
11)	Exempt but Reportable Securities. Access Persons do not have to pre-clear the following transactions, but must report them:
(a)	interests in securities (including options and warrants) as designated by the Compliance Office that are related to broad-based market or equity indices. For purposes of this Insider Trading Policy, a broad based- equity index is one that tracks 100 or more underlying securities.

(b)	interests in Reportable Funds (Reminder—although pre-clearance is not required for Reportable Funds, all Access Persons must report on a quarterly basis to the Compliance Office certain transactions in Reportable Funds (excluding money market funds) in all accounts for which you have Beneficial Ownership).

(c)	the securities listed on Exhibit D.

[1]	Non-volitional purchases or sales include those transactions that do not involve a willing act or conscious decision on the part of the officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization, or similar transaction are considered non-volitional as are trades made within a discretionary brokerage account

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               Section 12 and its sub-parts do not relieve Access Persons of their duty to report the transactions described therein. Furthermore, this provision does not apply to transactions covered under Sections D(2) and D(3).
12)	Exempt and Non-Reportable Securities. The following transactions are exempt from the prohibitions contained in this Policy, do not require pre-clearance, and do not have to be reported (securities that do not qualify as Covered Securities under this Insider Trading Policy are also exempt from these reporting requirements):
(i)	Variable Annuities.

(ii)	Oil, gas or other mineral leases.

(iii)	Commodities, commodity contracts or futures contracts.
E. MARKET TIMING
All Covered Persons are expected to read and understand the definition of “Market Timing” (Section A(13)) and adhere to this Policy’s specific requirements in this regard. Market Timing is prohibited in any Fund. If it is determined that personal trading activities violate the restrictions on Market Timing, NWAM reserves the right to impose such sanctions as deemed appropriate.
To ensure that this Policy’s requirements are met and to comply with the SEC’s objective for enhanced disclosure, all Access Persons must report on a quarterly basis to the Compliance Office certain transactions in Reportable Funds (excluding money market funds) in all accounts for which you have Beneficial Ownership. On-going purchases made through an automatic contribution or reinvestment program (such as a 401k program) are not required to be reported provided that the initial position has been disclosed or reported on any or all of the Initial Holdings Report, Quarterly Transaction Report, and the Annual Holdings Report.
All sales, exchanges, and new purchases in Reportable Funds must be disclosed by all Access Persons on a quarterly basis.
All Access Persons must read, complete and return Exhibit F of this Policy which acknowledges that and permits the Compliance Office to monitor activity in any Nationwide benefit plan, including 401(k) activities and other Nationwide non-qualified deferred compensation benefit plans. New 401(k) participants must disclose in writing their enrollment in the Nationwide Savings Plan to the Compliance Office by completing and returning Exhibit F to this Policy.
F. REPORTING, DISCLOSURE INFORMATION AND CERTIFICATION REQUIREMENTS
1)	Initial Holdings Reports

All Access Persons shall disclose all personal Covered Securities holdings to the Compliance Office. The Initial Holdings Report shall be made on the form attached hereto as Exhibit A and shall contain the following information:
(a)	the title of the security, security symbol or CUSIP, type of security, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

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(b)	the name of any broker, dealer, bank, plan administrator, or other institution with whom the Access Person maintained an account and the account number in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

(c)	the date that the report is submitted by the Access Person and the date as of which the information is current; and

(d)	a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.
All Access Persons currently employed by NWAM shall submit an Initial Holdings Report to the Compliance Office within ten (10) days of the date of this Policy. New Access Persons are required to submit an Initial Holdings Reports no later than ten (10) days after the person becomes an Access Person. All Initial Holdings Reports shall provide information that is current as of a date no more than forty-five (45) days before the Initial Holding Report is submitted.
2)	Quarterly Reports
(a)	All Access Persons shall report to the Compliance Office the information described in Sub-paragraph (b) of this Section F(2) with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security. As described in Section F(8) below, Exempt-Access Persons may be required to make Quarterly Reports under certain circumstances.

(b)	Reports required to be made under this Section F(2) shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following applicable information:
(i)	the date of the transaction, the title of the Covered Security, security symbol or CUSIP, the interest rate and maturity date, the number of shares, and the principal amount of each Covered Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price at which the transaction was effected;

(iv)	the name of the broker, dealer, bank, plan administrator, or other institution with or through whom the transaction was effected and the account number where security is held; and

(v)	the date the report is submitted.
(c)	Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(d)	All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities held in any accounts in which the Access Person is a Beneficial Owner to the Compliance Office on a timely basis if the Office of Compliance otherwise does not receive or have access to the statements electronically. Duplicate copies of the Nationwide 401(k) Savings Plan or other Nationwide deferred compensation program statements do not

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need to be sent; however the Compliance Office reserves the right to modify this exception or request such information on an ad-hoc basis.

(e)	With respect to any new account established (see Section F(5)) by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:
(i)	the name of the broker, dealer, bank, plan administrator or other institution with whom the Access Person established the account;

(ii)	the date the account was established; and

(iii)	the date the report is submitted.
3)	Annual Holdings Reports
(a)	All Access Persons shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:
(i)	the title of the security, security symbol or CUSIP, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(ii)	the name of any broker, dealer, bank, plan administrator, or other institution with whom the Access Person maintains an account and the account number in which any Covered Securities are held for the direct or indirect benefit of the Access Person;

(iii)	the date that the report is submitted by the Access Person and the date as of which the information is current; and

(iv)	a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.
4)	Certification of Compliance with the Policy

All Covered Persons shall be provided with a copy of this Policy and any amendments, hereto, and all Covered Persons shall certify annually that:
(a)	they have received, read and understand the Policy and recognize that they are subject to its provisions;

(b)	they have complied with the requirements of the Policy; and

(c)	to the extent applicable, they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Policy.
Access Persons may make such acknowledgement on their Initial Holdings Reports and Annual Statements.

5)	Personal Brokerage Accounts

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No Access Person shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the Compliance Office. A New Account Request Form (copy attached as Exhibit G) must be completed and submitted to the Compliance Office or its designee for approval in advance of opening a new account.

All Access Persons shall provide the Compliance Office with a listing of all brokerage accounts in which the Access Person has a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using Exhibits A or C, as applicable.

No Access Persons shall request or receive financial benefit or special dealing benefits for any personal brokerage account, which are not made available to the general public on the same terms and conditions.

6)	Review of Reports and Notification

The Compliance Office will review all brokerage account statements and Initial, Quarterly and Annual Reports to detect conflicts of interest and abusive practices. In addition, the Compliance Office shall notify each Covered Person as to the extent to which he or she is subject to the reporting requirements provided under this Policy and shall deliver a copy of this Policy to each Covered Person upon request.

7)	Responsibility to Report

The responsibility for reporting is imposed on each Reporting Person required to make a report to ensure that the Compliance Office is in receipt of timely and complete reports. Efforts on behalf of the Reporting Person by other services (e.g., brokerage firms) do not change or alter the Reporting Person’s responsibility. Late reporting is regarded as a direct violation of this Policy and will be treated accordingly. Individuals who neglect their responsibility for appropriate reporting as defined in Sections F(1), (2), (3), (4) and (5) of this Policy will be subject to sanctions including suspension of pre-clearance privileges, fines, and, in appropriate cases, termination, and will be given written notice of the violation.

8)	Requirements for Exempt-Access Person
(a)	In addition to the Certification of Compliance described above, Exempt-Access Persons must, prior to being designated as such and not less frequently than once per calendar year thereafter, provide to the CCO, a certification, in the form attached as Exhibit H.

(b)	Once designated by the CCO as an Exempt-Access Person, the individual is exempt from the initial and annual holdings reports. Exempt-Access Persons must submit to the CCO a quarterly transaction report in the form attached as Exhibit B not later than ten (10) days after the end of each calendar quarter with respect to any Covered Securities transaction occurring in such quarter only if such person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties, should have known that, during the 15-day period immediately before or after the date of the Covered Securities transaction, a Client account purchased or sold the Covered Security, or NWAM considered purchasing or selling the Covered Security for a Client account. Any such report must be accompanied by an explanation of the circumstances which necessitated its filing.

(c)	Any Exempt-Access Person who obtains or seeks to obtain information which, under the relevant Rules, would suggest that the individual should be treated as an Access Person must promptly inform the CCO of the relevant circumstances and, unless notified to the contrary by the CCO,

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must comply with all relevant requirements applicable to Access Persons until such time as the CCO determines that reversion to Exempt-Access Person status is appropriate.
G. REPORTING OF VIOLATIONS TO THE COMPLIANCE OFFICE
All Covered Persons shall promptly report any possible violations of this Policy to the Compliance Office. The Compliance Office shall timely report all violations of this Policy and the reporting requirements thereunder to OOI management as appropriate.
H. SANCTIONS
Upon discovering a violation of this Policy, the Oversight Committee of NWAM may impose such sanctions as deemed appropriate, including without limitation:
1)	issuing a letter of censure;

2)	suspending or terminating the employment of the violator;

3)	requesting that the violator cancel or unwind any trade that is the subject of the violation at the violators expense;

4)	freezing the violator’s Covered Security position (including when there is a conflict of interest or the appearance of impropriety;

5)	suspending or revoking the violator’s trading privileges; and

6)	referring the matter to the appropriate regulatory or governmental authority.
I. RETENTION OF RECORDS
NWAM shall, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the SEC and any other regulatory body having jurisdiction over NWAM at any time and from time to time for periodic, special or other examination:
1)	A copy of this Policy, or any Policy which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

2)	A record of any violation of this Policy, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

3)	A copy of each report, certification or acknowledgement made by an Access Person pursuant to this Policy shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

4)	A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Policy shall be maintained in an easily accessible place;

5)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement, as described in Section D(3) of this Policy, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

6)	A copy of each annual report required under Section F for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

All such records shall be maintained for at least the first two years in an easily accessible place as deemed appropriate by the Compliance Office.

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

EXHIBIT A
Nationwide Asset Management, LLC
INSIDER TRADING POLICY
INITIAL HOLDINGS REPORT (*)
Please complete the following certification, including Part I and Part II below. You are required to list ALL Covered Securities and all accounts for which you have “beneficial ownership”, as defined in Section A(3) in the Insider Trading Policy.
To the Compliance Office of NWAM:
1.	I hereby acknowledge receipt of the Nationwide Asset Management Insider Trading Policy.

2.	I have read and understand the Insider Trading Policy and recognize that I am subject thereto in the capacity of an “Access Person”.

3.	I hereby certify that I have had no knowledge of the existence of a personal conflict of interest which may involve any Client, such as an economic relationship between my personal securities holdings and securities held or to be acquired by any such Client.

4.	As of my start date (date: ) I had a beneficial ownership in the following Covered Securities: (Attach additional sheets as necessary.)
PART I: COVERED SECURITIES

				Principal	Type of	Name of
	Security			Amount of	Interest	Institution	Account
Name of	Symbol /	Type of	Number of	Covered	(direct or	Where Securities	Number Where
Security	CUSIP	Security	Shares	Security	indirect)	Are Held	Held
Print Name
PART II: ACCOUNTS

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

5.	As of my start date (INSERT DATE : ) I had a beneficial ownership in the following accounts with the brokers, dealers, banks, plan administrators or other institutions listed below: (Attach additional sheets as necessary.)

Institution with Whom
Account Maintained	Account Number	Account Title	Relationship to Employee
     Additional information        is        is not attached (please initial appropriate answer).
Signature:
Title:
Date Report Submitted:

(*)    The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open end funds that are not Reportable Funds. Reportable Fund means (a) any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust; (b) any Fund for which Nationwide Fund Advisors serves as investment adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Nationwide Mutual Insurance Company or Nationwide Fund Advisors.
          Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. (See Section A(3) “Beneficial Ownership” in this Insider Trading Policy.)
          Please consult the Compliance Office if you have any questions as to the reporting requirements.

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

EXHIBIT B
Nationwide Asset Management, LLC
Quarterly Securities Transactions Report(*)
For the Calendar Quarter Ended:
To the Compliance Office of NWAM:
          During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Insider Trading Policy adopted by Nationwide Asset Management (attach additional sheets as necessary).
☐ Please initial box if No transactions in Covered Securities were effected during this reporting period.

				Interest			Nature of		Institution
			Security	Rate &		Principal	Transaction		Through
Title of	Date of	No. of	Symbol	Maturity	Security	Amount of	(Purchase,	Account	Whom
Security	Transaction	Shares	/CUSIP	Date	Price	Transaction	Sale, Other)	Number	Effected
          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.
Print Name:

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

Nationwide Asset Management, LLC
Quarterly Securities Transactions Report(*)
For the Calendar Quarter Ended:
I hereby represent that I previously reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Insider Trading Policy I must have copies of my monthly brokerage statements sent to the Compliance Office and that I must report any new accounts within 10 calendar days of the day on which the account is first established.
☐	Please initial box if NO new accounts in which in Covered Securities are held were opened this quarter.
For all accounts established during the quarter, please complete the following:

Name of Institution with		Date Account	Type of Interest
Whom Account is Held	Account Number	Established	(Direct or Indirect)
     Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest relationship which may involve any Client, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by any Client.
Signature:
Title:
Date Report Submitted:

(*)    The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Fund means (a) any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust; (b) any Fund for which Nationwide Fund Advisors serves as investment adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Nationwide Mutual Insurance Company or Nationwide Fund Advisors.
Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. Please refer to Section A(3) “Beneficial Ownership” for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

Please consult the Compliance Office if you have any questions as to the reporting requirements.

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

EXHIBIT C
NATIONWIDE ASSET MANAGEMENT, LLC
INSIDER TRADING POLICY
ANNUAL HOLDINGS REPORT
     To the Compliance Office of NWAM:
1.	I have read and understand the Insider Trading Policy and recognize that I am subject thereto in the capacity of an “Access Person.”

2.	I hereby certify that, during the year ended December 31, 200___, I have complied with the requirements of the Insider Trading Policy and I have reported all Covered Securities transactions, including Reportable Funds, required to be reported pursuant to the Insider Trading Policy.

3.	I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve a Client, such as any economic relationship between my personal securities transactions and Covered Securities held or to be acquired by a Client.

4.	As of December 31, 200___, I had a direct or indirect Beneficial Ownership in the following Covered Securities:

				Principal	Type of	Institution
		Security		Amount	Interest	Where
Title of	Type of	Symbol /	Number	Of Covered	(Direct or	Securities are	Account
Security	Security	CUSIP	of Shares	Security	Indirect)	Held	Number
     Please Print Name:

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

5.	I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

Name of Institution	Account Number	Date Established
Name:
Title:
Date Report Submitted:

(*)    The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Fund means (a) any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust; (b) any Fund for which Nationwide Fund Advisors serves as Investment Adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser.
     Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. Please refer to Section A(3) “Beneficial Ownership” for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.
     Please consult the Compliance Office if you have any questions as to the reporting requirements.

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

EXHIBIT D(1)
     Access Persons will not be subject to the Pre-clearance requirements under Section D(5), the Holding requirements under Section D(8), or the Blackout Period under Section D(9) with respect to the following securities:
1.	securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices(2);

2.	options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices(2); and

3.	the following specifically enumerated securities traded on a national securities exchange:

NAME	SYMBOL
AMEX Airline Index	XAL
AMEX Biotechnology Index	BTK
AMEX Biotech-Pharmaceutical Index	BPI
AMEX China Index	CZH
AMEX Computer Hardware Index	HWI
AMEX Consumer Discretionary Select Sct I	IXY
AMEX Defense Index	DFI
AMEX Deutschebank Energy Index	DXE
AMEX Disk Drive Index	DDX
AMEX Energy Industry Cpn Bskt Val Index	MEB
AMEX Equal Weighted Pharmaceutical Index	DGE
AMEX Financial Select Sector Index	IXM
AMEX Gold BUGS Index	HUI
AMEX Gold Miners Index	GDM
AMEX Gold Mining Cmps PLUS Bskt Val Indx	DJG
AMEX Health Care Select Sector Index	IXV
AMEX Industrial 15 Index	IXD
AMEX Industry Standard 100 Internet	XIS
AMEX Institutional Holdings Index	IXH
AMEX Institutional Index	XII
AMEX International Market Index	ADR
AMEX Japan Index	JPN
AMEX Major Market Index	XMI
AMEX Materials Select Sector Index	IXB
AMEX Morgan Stanley Commodities Index	CRX
AMEX Morgan Stanley Consumer Index	CMR
AMEX Morgan Stanley Cyclical Index	CYC
AMEX N American Telecommunications Index	XTC
AMEX Natural Gas Index	XNG
AMEX Networking Index	NWX
AMEX Oil and Natural Gas Index	OGX

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

NAME	SYMBOL
AMEX Oil Index	XOI
AMEX Pharma. Index	DRG
AMEX Securities Broker/Dealer Index	XBD
AMEX Select Ten Index	XST
AMEX Select Utility Index	UUO
AMEX Semiconductor Index	SIS
AMEX Semiconductor Industry PLUS	IIB
AMEX Smcndctr Indtry PLUS Bskt Val Idx	SDD
AMEX Spade Defense Index	DXS
AMEX StockCar Stocks Index	RCE
AMEX Tobacco Index	TOB
AMEX Utilities Select Sector Index	IXU
CBOE 10-Year Treasury Note	TNX
CBOE 13-Week Treasury Bill	IRX
CBOE 30-Year Treasury Bond	TYX
CBOE 5-Year Treasury Note	FVX
CBOE Asia 25 Index Options	EYR
CBOE China Index Options	CYX
CBOE Euro 25 Index Options	EOR
CBOE Gold Index Options	GOX
CBOE Internet Index Options	INX
CBOE Mexico Index Options	MEX
CBOE Oil Index Options	OIX
CBOE Technology Index	TXX
Cohen & Steers REIT Index	RMP
CSFB Technology Index	CTN
Dow Jones Equity REIT Index	DJR
Dow Jones Industrial Average	DJX
Dow Jones Internet Commerce Index	ECM
Dow Jones Transportation Average	DTX
Dow Jones Utility Average	DUX
Dynamic Large Cap Growth Intellidex	ILH
Dynamic Large Cap Value Intellidex	ILW
Dynamic Mid Cap Growth Intellidex	ILJ
Dynamic Mid Cap Value Intellidex	ILP
Dynamic Small Cap Growth Intellidex	ILK
Dynamic Small Cap Value Intellidex	ILZ
America’s Fastest Growing Companies LargeCap 50 Index	FGL
FORTUNE E-50 Index	FEX
GSTI™ Composite Index Options	GTC
GSTI™ Hardware Index Options	GHA
GSTI™ Internet Index Options	GIN
GSTI™ Multimedia Networking Index Options	GIP
GSTI™ Semiconductor Index Options	GSM

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

NAME	SYMBOL
GSTI™ Services Index Options	GSV
GSTI™ Software Index Options	GSO
Halter USX China Index	HXC
iShares Cohen & Steers Realty Majors	ICF
iShares Dow Jones Transportation Average Index Fund	IYT
iShares Dow Jones U.S. Consumer Goods Sector Index Fund	IYK
iShares Dow Jones U.S. Consumer Services Sector Index Fund	IYC
iShares Dow Jones US Basic Materials	IYM
iShares Dow Jones US Financial Sector	IYF
iShares Dow Jones US Financial Services	IYG
iShares Dow Jones US Healthcare	IYH
iShares Dow Jones US Real Estate	IYR
iShares Dow Jones US Technology	IYW
iShares Dow Jones US Total Market	IYY
iShares Dow Jones US Utilities	IDU
iShares FTSE/Xinhua Index Fund	FXI
iShares Goldman Sachs Natural Resources	IGE
iShares Goldman Sachs Networking	IGN
iShares Goldman Sachs Semiconductor	IGW
iShares Goldman Sachs Software	IGV
iShares Goldman Sachs Technology	IGM
iShares GS $ InvesTopTM Corporate Bond Fund	LQD
iShares Lehman 20+ Year Treasury Bond Fund	TLT
iShares Lehman Aggregate Bond Fund	AGG
iShares MSCI Emerging Markets	EEM
iShares MSCI-Australia	EWA
iShares MSCI-Brazil	EWZ
iShares MSCI-Canada	EWC
iShares MSCI-EAFE	EFA
iShares MSCI-EMU	EZU
iShares MSCI-France	EWQ
iShares MSCI-Germany	EWG
iShares MSCI-Hong Kong	EWH
iShares MSCI-Japan	EWJ
iShares MSCI-Malaysia	EWM
iShares MSCI-Pacific Ex-Japan	EPP
iShares MSCI-Singapore	EWS
iShares MSCI-Taiwan	EWT
iShares MSCI-U.K.	EWU
iShares Nasdaq Biotechnology	IBB
iShares Russell Midcap Growth Index Fund	IWP
iShares Russell Midcap Index Fund	IWR
iShares Russell Midcap Value Index Fund	IWS
iShares S&P Global Financial Sector	IXG

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

NAME	SYMBOL
iShares S&P Global Healthcare Sector	IXJ
iShares S&P Global Information Technology Sector	IXN
iShares S&P Global Telecommunications Sector	IXP
iShares S&P Latin America 40	ILF
KBW Capital Markets Index	KSX
KBW Insurance Index	KIX
Lehman Bros 10 Uncmmn Val Idx 2003	UVO
Lehman Brothers 10 Uncommon (1999)	UVL
Lehman Brothers 10 Uncommon (2000)	UVI
Lehman Brothers 10 Uncommon (2001)	UVT
Lehman Brothers Financial Index	UFX
Mergent Dividend Achiever 50 Index	DAY
Mergent Dividend Achievers Index	DAA
Merrill Lynch Global Market Index	GLI
Merrill Lynch Slct Sctr SPDR Grwth	GWI
Merrill Lynch Stable Growth Index	XS
Merrill Lynch Technology 100 Index	MLO
Merrill Lynch Top Ten Yield Index	XMT
MidCap SPDRS	MDY
Morgan Stanley Biotech Index Options	MVB
Morgan Stanley Commodity Related	CRX
Morgan Stanley Health Care Payors	HMO
Morgan Stanley Health Care Products	RXP
Morgan Stanley Health Care Provider	RXH
Morgan Stanley Internet Index	MOX
Morgan Stanley Multinational Company Index	NFT
Morgan Stanley Oil Services Options	MGO
Morgan Stanley REIT Index	RMS
Morgan Stanley Retail Index Options	MVR
Morgan Stanley Technology Index	MSH
PHLX Defense SectorSM	DFX
PHLX Drug SectorSM	RXS
PHLX Europe SectorSM	XEX
PHLX Housing SectorSM	HGX
PHLX Oil Service SectorSM	OSX
PHLX Semiconductor SectorSM	SOX
PHLX TheStreet.com Internet Sector	DOT
PHLX Utility SectorSM	UTY
PHLX/KBW Bank Index	BKX
Select Sector SPDR-Consumer Discretionary	XLY
Select Sector SPDR-Financial	XLF
Select Sector SPDR-Health Care	XLV
Select Sector SPDR-Materials	XLB
Select Sector SPDR-Technology	XLK

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

NAME	SYMBOL
Select Sector SPDR-Utilities	XLU
SIG Cable, Media & Entertainment IndexTM	SCQ
SIG Casino Gaming IndexTM	SGV
SIG Education IndexTM	ESU
SIG Footwear & Athletic IndexTM	FSQ
SIG Investment Managers IndexTM	SMQ
SIG Restaurant IndexTM	DSQ
SIG Semiconductor Capital Equipment IndexTM	SEZ
SIG Semiconductor Device IndexTM	SDL
SIG Specialty Retail IndexTM	RSQ
SIG Steel Producers Index	STQ
Standard & Poor’s Depositary Receipts (SPDR)	SPY
streetTRACKS Dow Jones Global Titans 50 Index	DGT
streetTRACKS Dow Jones US LargeCap Growth	ELG
streetTRACKS Dow Jones US LargeCap Value	ELV
streetTRACKS Dow Jones US SmallCap Growth	DSG
streetTRACKS Dow Jones US SmallCap Value	DSV
streetTRACKS Morgan Stanley Technology	MTK
streetTRACKS Wilshire REIT	RWR
The Dow Industrials DIAMONDS	DIA
The WilderHill Clean Energy Index	ECO

(1)	Subject to change at the discretion of NWAM.

(2)	For the purposes of this Insider Trading Policy, a broad based market index is one that tracks 100 or more underlying securities.

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

EXHIBIT E
NATIONWIDE ASSET MANAGEMENT, LLC
PRIVATE PLACEMENT APPROVAL REQUEST FORM
(Attach a copy of the private placement memorandum, offering memorandum or any other relevant documentation)
Name:                                                 Employee ID:                                                   Office Phone No.
E-mail                                                                 Department/Job Title:
1.	Name of the sponsor’s corporation, partnership or other entity:
2.	Name of the private placement
3.	Is the sponsor’s corporation, partnership or other entity: Private ☐ Public ☐
4.	Type of the security or fund:
5.	Nature of the participation (stockholder, selling agent, general partner, limited partner). Indicate all applicable.
6.	Have you received or will you receive “selling compensation” in connection with the transaction? Yes ☐ No ☐
(selling compensation means any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security, though not limited to, commissions, finders fees, securities, rights to participate in profits, tax benefits, or dissolution proceeds, as a general partner or otherwise, or expense reimbursement)
If yes, describe the nature of compensation:

7.	Planned date of transaction:

8.	Size of offering (if a fund, size of fund)

9.	Size of your participation (number of units/shares and total dollar amount)
10.	Your participation as a percentage of total shares or units outstanding:

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

11.	Does/Will the investment carry limited or unlimited liability? Limited ☐ Unlimited ☐
12.	Will the investment require any use of premises, facilities or materials of Nationwide or any of its affiliates? Yes ☐ No ☐
If yes, please describe:

13.	Have you or do you intend to recommend, refer or solicit others in any way in connection with this investment? Yes ☐ No ☐
14.	Is Nationwide or any of its affiliates in any way involved? Yes ☐ No ☐
If yes, please describe.

15.	Describe the business to be conducted by the issuer of the private placement?
16.	If the private placement is a fund, describe its investment objective (value, growth, core or specialty).
17.	Has this private placement been made available to any NWAM Client where either you or the person you report to exercised investment discretion? Yes ☐ No ☐ If no, state why.

18.	If the answer to question 17 is “Yes” please describe which fund or managed account.

19.	Do you participate or do you plan to participate in any investment decision for the private placement? Yes ☐ No ☐ If yes, please describe.

20.	Do you participate or do you plan to participate in the management of the sponsor? Yes ☐ No.☐
If yes, state title and give description of duties.

21.	Describe how you became aware of this private placement.
22.	To the best of your knowledge, will this private placement result in an initial public offering within the next 12-18 months? Yes ☐ No ☐
Please note: An Outside Business Activity Disclosure must also be filed in advance with Compliance by any employee intending to hold a management position in any business other than Nationwide.

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

By signing below, I certify that my responses to this Private Securities Transaction Disclosure are true and correct to the best of my knowledge. I will report any changes in this information promptly, in writing, to my designated manager and to Compliance and will obtain written acknowledgement or approval as required by firm policy before any additional involvement such as participation in additional sales, holdings, compensation or participation in the company’s management or before engaging in any future private securities transactions. I hereby confirm that any private securities transaction described in this questionnaire is unrelated to and beyond the scope of my employment by Nationwide. Notwithstanding the immediate preceding sentence, I understand that regulations and Firm policy require that I obtain Nationwide’s consent to any private securities transaction, and I acknowledge that such consent, if granted, is revocable at any time and is subject to my understanding and acknowledgement that such private securities transaction is in no way sponsored by Nationwide and shall give rise to no liability on the part of Nationwide whatsoever, whether by way of indemnification, insurance or otherwise.

Employee Signature	Date

NWAM CONSENT
I have reviewed the responses to the employee’s Private Securities Transaction Disclosure and hereby give my consent to the private securities transactions described therein.
Compliance Office

Name: (please print)	Title

Signature
      Date

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

EXHIBIT F
Nationwide Asset Management, LLC
Nationwide 401(k) Savings Plan Disclosure
     ___ I currently participate in the Nationwide 401(k) Savings Plan
     ___ I do not participate in the Nationwide 401(k) Savings Plan
By signing below I authorize NWAM’s Compliance Office to review transaction activity for any benefit plan offered to me by Nationwide as an active employee thereof. I understand that this monitoring is required to conform with the Insider Trading Policy requirement prohibiting market timing, and to comply with the SEC’s objective for enhanced disclosure.

Print Name

Signature

Date

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

EXHIBIT G
NATIONWIDE ASSET MANAGEMENT, LLC
NEW BROKERAGE ACCOUNT APPROVAL FORM
     Please complete this form to establish a new account for which you will have beneficial ownership. Please make additional copies of this page as necessary, in order to include information for any new account you wish to establish. Please submit the completed form to the Compliance Office.
     You will be notified via e-mail regarding the status of your request.
     Print Name:
     I would like to open an account to be held by the following institution:

     The account will be titled in the name(s) as follows:

     Employee’s relationship to the account owner:

☐	This account is NOT independently managed; I am involved in the investments decisions.

☐	This account is independently managed; I do not have investment discretion or authority..
     Name of the Investment Manager and relationship, if any :
      EMPLOYEE’S SIGNATURE:                                                                                       DATE:
As a reminder, you are required to ensure that the Compliance Office received duplicate copies of all statements. Statements should be sent directly from the Institution to the following address:
NATIONWIDE ASSET MANAGEMENT, LLC

C/O: COMPLIANCE OFFICE

[       ]

[       ]

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007

EXHIBIT H
CERTIFICATION OF REBUTTAL OF ACCESS PRESUMPTION
I,                                                             , do hereby certify and affirm that:
1)	I serve as and am also
                            (insert position with NWAM)                                             (insert position with Affiliate)
2)	During the immediate prior calendar year:
a)	I have not, with respect to any Client[2] account, obtained or sought to obtain information regarding the Client’s purchase or sale of securities;

b)	I have not, with respect to any Reportable Fund, made, participated in, obtained or sought to obtain information about, the purchase or sale of a Covered Security or related recommendations;

c)	My regular functions and duties have not, with respect to Reportable Funds, related to such recommendations, purchase or sales;

d)	I have not been involved in making securities recommendations to NWAM Clients nor have I obtained, or sought to obtain, information about such any such recommendations which are non-public;

e)	I am aware of and have complied with all provisions of the Insider Trading Policy that are relevant to me and with any policies and procedures of NWAM and its affiliates relevant to the control of sensitive information about Client accounts or NWAM recommendations to which I may be subject. I further agree to continue to comply with all such policies and procedures, as they may be amended from time to time.
3)	If any of the representations set forth in 2(a) through (e) above ceases to be true, I will inform NWAM’s CCO promptly, and unless otherwise notified by the CCO, will comply with the relevant Insider Trading Policy requirements applicable to Access Persons.

4)	I recognize that I am providing this certification in order to allow the CCO to consider my designation as an Exempt-Access person. I have read, understand and agree to abide by NWAM’s Insider Trading Policy, and in particular, those provisions of the Policy relevant to Exempt-Access Persons.
[Insert Signature Block]
[Insert Date]

[2]	Capitalized terms have the meaning assigned to them by NWAM’s Insider Trading Policy.

NWAM Code of Ethics & Insider Trading Policy
As of August 1, 2007